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SCHEDULE 14A—INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12
Pacifica Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)
Jeffery C. Low Chief Executive Officer Pacifica Bancorp, Inc. Skyline Tower, 10900 NE 4th Street, Suite 200 Bellevue, Washington 98004
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PACIFICA BANCORP, INC.

10900 N.E. Fourth Street, Suite 200
Bellevue, Washington 98004

        March 25, 2002

Dear Shareholder:

        I am pleased to invite you to Pacifica Bancorp, Inc.'s (the "Company") Annual Meeting of Shareholders. The meeting will begin at 6:00 p.m. on Tuesday, May 28, 2002, in the 9th Floor Conference Room of the Skyline Tower at 10900 N.E. Fourth Street, Bellevue, Washington 98004.

        At the meeting, you and the other shareholders will be asked to approve the election of "Class 1 Directors" to our Board of Directors, and to approve the increase of the Company's authorized shares for our stock option plan. You also will have the opportunity to hear how we performed in the year 2001 and to ask questions. You will find additional information concerning the Company and its operations, including its audited financial statements, in the enclosed Annual Report for the year ended December 31, 2001.

        I hope that you can join us on May 28th. We urge you to sign and return your proxy form as promptly as possible, whether or not you plan to attend the annual meeting in person. Your opinion and your vote are important to us. Voting by proxy will not prevent you from voting in person if you attend the meeting, but it will ensure that your vote is counted if you are unable to attend.

Sincerely,
/s/ JEFFERY C. LOW Jeffery C. Low Chairman, President and Chief Executive Officer

PACIFICA BANCORP, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 28, 2002

The 2002 Annual Meeting of Shareholders of Pacifica Bancorp, Inc. ("the Company") will be held in the 9th Floor Conference Room of the Skyline Tower at 10900 N.E. Fourth Street, Bellevue, Washington 98004, at 6:00 p.m. on Tuesday, May 28th, 2002, for the following purposes:

  1.
  To elect "Class 1 Directors" to serve a three year term on the Company's Board.

  2.
  To approve an increase of 200,000 in the number of authorized shares under the Company's employee stock option plan.

  3.
  To transact any other business that properly comes before the meeting or any adjournment of the meeting.

        Shareholders owning the Company's shares at the close of business on the record date of March 22, 2002 are entitled to receive notice and to vote at the meeting.

By Order of the Board of Directors
/s/ JEFFERY C. LOW Jeffery C. Low Chairman, President and Chief Executive Officer

TABLE OF CONTENTS

PROXY STATEMENT	1
ABOUT THE MEETING	1
STOCK OWNERSHIP	4
PROPOSAL 1: ELECTION OF DIRECTORS	5
EXECUTIVE COMPENSATION	8
SUMMARY COMPENSATION TABLE	8
OPTION EXERCISES AND YEAR-END OPTION VALUES	9
EMPLOYEE STOCK OPTION PLAN	10
OTHER EMPLOYEE BENEFITS	10
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	10
INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS	10
PROPOSAL 2: INCREASE NUMBER OF SHARES UNDER STOCK OPTION PLAN	11
INDEPENDENT PUBLIC ACCOUNTANTS	13
AUDIT COMMITTEE REPORT	13
ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-KSB	14

i

PACIFICA BANCORP, INC.

10900 N.E. Fourth Street, Suite 200
Bellevue, Washington 98004

PROXY STATEMENT

        The Board of Directors is soliciting proxies for this year's Annual Meeting of Shareholders. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

        The Board has set March 22, 2002 as the record date for the meeting. Shareholders who owned the Company common stock on that date are entitled to receive notice and to vote at the meeting, with each share entitled to one vote. There were 3,260,368 shares of the Company common stock outstanding on the record date.

        Voting materials, which include this Proxy Statement, a proxy form, and the 2001 Annual Report and Form 10-KSB, will first be sent or delivered to shareholders on or about April 2, 2002.

ABOUT THE MEETING

Why am I receiving this Proxy Statement and proxy form?

        You are receiving this Proxy Statement and proxy form because you own shares of the Company common stock. This Proxy Statement describes issues on which you are entitled to vote.

        When you sign the proxy form you appoint Jeffery C. Low, Emily Yeh and Katty Chow as your representatives at the meeting. Jeffery C. Low, Emily Yeh and Katty Chow will vote your shares at the meeting as you have instructed on the proxy form. This way, your shares will be voted even if you cannot attend the meeting.

        If your shares are not voted in person, they cannot be voted on your behalf unless you give us a signed proxy. Even if you expect to attend the meeting in person, in order to ensure that your shares are represented, please complete, sign and date the enclosed proxy form and return it promptly.

Who is soliciting my proxy and who is paying the cost of solicitation?

        The Company's Board of Directors is sending you this Proxy Statement in connection with its solicitation of proxies for use at the 2002 Annual Meeting. Certain directors, officers and employees of the Company may solicit proxies by mail, telephone, facsimile or in person. The Company will pay for the costs of solicitation. The Company does not expect to pay any compensation for the solicitation of proxies, except to brokers, nominees and similar recordholders for reasonable expenses in mailing proxy materials to beneficial owners of the Company common stock.

What am I voting on?

        At the Annual Meeting you will be asked to vote on the election of "Class 1 Directors" to serve a three year term on the Company's Board of Directors. You will also be asked to approve an increase of 200,000 shares in the number of authorized shares under the Company's employee stock option plan.

Who is entitled to vote?

        Only shareholders who owned the Company common stock as of the close of business on the record date, March 22, 2002, are entitled to receive notice of the Annual Meeting and to vote the shares that they held on that date at the meeting, or any postponement or adjournment of the meeting.

How do I vote?

        You may vote your shares either in person at the Annual Meeting or by proxy. To vote by proxy, you should mark, date, sign and mail the enclosed proxy in the prepaid envelope provided. If your shares are registered in your own name and you attend the meeting, you may deliver your completed proxy in person. "Street name" shareholders, that is, those shareholders whose shares are held in the name of and through a broker or nominee, who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares if they did not receive one directly. Shares held in street name may also be eligible for internet or telephone voting in certain circumstances if you did not receive one directly.

Can I change my vote after I return my proxy form?

        Yes. You may revoke your proxy and change your vote at any time before the proxy is exercised by filing with the Company's Secretary either a notice of revocation or another signed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and inform the Corporate Secretary that you wish to revoke or replace your proxy. Your attendance at the meeting will not by itself revoke a previously granted proxy.

What are the Board's recommendations?

        Unless you give other instructions on your proxy form, Jeffery C. Low, Emily Yeh and Katty Chow, as the persons named as proxy holders on the proxy form, will vote as recommended by the Board of Directors. The Board recommends (1) a vote FOR the election of the nominated "Class 1 Directors" listed in this Proxy Statement, and (2) a vote FOR approval to increase by 200,000 the number of authorized shares under the Company's stock option plan. If any other matters are considered at the meeting, Jeffery C. Low, Emily Yeh and Katty Chow will vote as recommended by the Board of Directors. If the Board does not give a recommendation, Jeffery C. Low, Emily Yeh and Katty Chow will have discretion to vote as they think best.

Do any officers, directors or nominees have a substantial interest in the matters I am being asked to vote upon?

        The stock option plan generally is used to grant options to directors, officers and other employees. The Company presently has no plans to issue stock options to current officers, directors or nominees. The Board of Directors anticipates that future directors, executive officers and employees may receive option grants from the increase in the number of authorized shares.

Will my shares be voted if I do not sign and return my proxy form?

        If your shares are registered in your name and you do not return your proxy form or do not vote in person at the Annual Meeting, your shares will not be voted. If your shares are held in street name and you do not submit voting instructions to your broker, your broker may vote your shares on the election of "Class 1 Directors" and the increase of the number of authorized shares under the Company's stock option plan.

How many votes are needed to hold the Annual Meeting?

        As of the record date for the Annual Meeting, 3,260,368 shares of the Company common stock were outstanding and eligible to vote. A majority of the Company's outstanding shares as of the record date (a quorum) must be present at the Annual Meeting in order to hold the meeting and conduct business. Shares are counted as present at the meeting if (a) a shareholder is present and votes in person at the meeting, (b) a shareholder has properly submitted a proxy form, even if the shareholder marks abstentions on the proxy form, and (c) a broker or nominee has properly submitted a proxy form, even if the broker does not vote because the beneficial owner of the shares has not given the broker or nominee specific voting instructions and the broker or nominee does not have voting discretion (a "broker non-vote").

What vote is required to elect directors?

        The nominees for "Class 1 Director" who receive the highest number of FOR votes cast will be elected. You may vote FOR all or some of the nominees or WITHHOLD AUTHORITY for all or some of the nominees. Withheld votes and broker non-votes, if any, are not treated as votes cast and, therefore, will have no effect on the proposal to elect directors.

What vote is required to increase the number of authorized shares under the stock option plan?

        The proposal to increase the number of authorized shares under the Company's stock option plan will be approved if the number of FOR votes cast exceeds the number of AGAINST votes cast at a meeting where a quorum is present. Abstentions from voting, as well as broker non-votes, if any, are not treated as votes cast and, therefore, will have no effect on the adoption of any such proposal.

Can I vote on other matters?

        The Company has not received timely notice of any shareholder proposals to be considered at the Annual Meeting, and the Board of Directors does not know of any other matters to be brought before the Annual Meeting.

When are proposals for the 2003 Annual Meeting due?

        Proposals by shareholders to transact business at the Company's 2003 Annual Meeting must be delivered to the Company's Secretary no later than January 1, 2003. However, for shareholder proposals to be considered for inclusion in the Company's proxy statement and proxy form for the 2003 Annual Meeting, such proposals must be received by the Company's Secretary no later than December 1, 2002. If the Company receives notice of a shareholder proposal after December 1, 2002, the proposals will not be included in the proxy materials for the 2003 annual meeting and the persons named as proxies will have discretion on how to vote on such proposals.

How do I nominate someone to be a director?

        If you wish to nominate someone for election to the Board at the 2003 Annual Meeting of Shareholders you must give written notice to the Company's Secretary not less than 14 nor more than 60 days prior to the date of the 2003 Annual Meeting. If the Company gives less than 21 days' notice of the Annual Meeting, your notification must be mailed or delivered to the Secretary not later than the close of business on the seventh day following the day that notice of the Annual Meeting was mailed. Your notification should contain the following information to the extent known: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of stock of the Company that you intend to vote and those shares you know to be held by others which will be voted for each proposed nominee; (d) your name and address; and (e) the number of shares of stock of the Company you own. The Company's Chairman may disregard your nomination if it does not meet these requirements.

STOCK OWNERSHIP

How much stock do the Company's directors and executive officers own?

        The following table shows, as of March 22, 2002, the amount of Pacifica Bancorp common stock beneficially owned (unless otherwise indicated) by (a) each director and director nominee; (b) the Named Executives (as defined in "Executive Compensation", below); (c) all of the Company's directors and executive officers as a group and (d) all shareholders known by the Company to be the beneficial owners of more than 5% of the outstanding shares of the Company's common stock. Except as otherwise noted, the Company believes that the beneficial owners of the shares listed below, based on information furnished by such owners, have or share with a spouse voting and investment power with respect to the shares. The address for all of the persons listed below is 10900 N.E. Fourth Street, Suite 200, Bellevue, Washington 98004.

Name	Age	Position/Title	Number of Shares	Percentage of Ownership
Jeffery C. Low	47	Chairman, President and Chief Executive Officer	97,790(1)	2.95%
John H. Huddleston	48	Executive Vice President, Chief Financial Officer and Chief Operating Officer	31,680(2)	*
Yi-Heng Lee	47	Director	23,000(3)	*
Mark P. Levy	52	Director	24,000(3)	*
Robert E. Peterson	57	Director	43,000(3)	1.32%
George J. Pool	65	Director	48,000(3)	1.47%
Lyle K. Snyder	50	Director	58,000(3)	1.78%
Fannie Kuei-Fang Tsai	54	Director	77,000(3)	2.36%
Mark W. Weber	45	Director	17,000(3)	*
Edwin R. Young	68	Director	23,000(3)	*

All directors and executive officers as a group (10 persons)			442,470(4)	13.14%

*
Less than 1%

(1)
This amount includes 50,120 incentive stock options exercisable within 60 days of March 22, 2002.

(2)
This amount includes 31,680 incentive stock options exercisable within 60 days of March 22, 2002.

(3)
These amounts include 3,000 non-qualified stock options exercisable within 60 days of March 22, 2002.

(4)
This amount includes 105,800 shares of stock options exercisable within 60 days of March 22, 2002.

PROPOSAL 1

ELECTION OF DIRECTORS

How many directors are nominated?

        The Company's Articles of Incorporation provide that the number of directors to be elected by the shareholders shall be at least five and not more than 15, as established by the Board of Directors from time to time. The number of directors is currently set at 9. The bylaws require that the Company's board of directors to be divided into three classes, which are as nearly equal in number as possible. The directors in each class will serve staggered three-year terms or until a successor is elected and qualified. Class 1 directors will serve until 2002, and Class 2 directors will serve until 2003 and Class 3 directors will serve until 2004 (in each case the length of term being reducible to reflect the schedule of the annual meeting of shareholders). At each annual meeting of shareholders after the first annual meeting, the number of directors equal to the number of the class whose term expires at the time of such meeting will be elected to hold office for three years or until their successors are elected and qualified. The Board of Directors is responsible for nominating prospective directors.

What happens if a nominee refuses or is unable to stand for election?

        The Board may reduce the number of seats on the Board or designate a replacement nominee. If the Board designates a substitute, shares represented by proxy will be voted FOR the substitute nominee. The Board presently has no knowledge that any of the nominees will refuse or be unable to serve.

Who are the nominees?

        Information regarding each of the nominees is provided below, including name, principal occupation during the past five years, the year first elected as a director of the Bank and the expiration of such director's term. Age information is provided in the Stock Ownership table on page 4 of this Proxy Statement. All of the nominees are presently directors of the Company and its wholly owned subsidiary, Pacifica Bank. Certain nominees are also directors of the Company's wholly owned subsidiary, Pacifica Mortgage Company.

Nominees for Class 1 Directors	Term Expires with 2002 Annual Meeting

        Mark P. Levy.    Mr. Levy has been a director of the Company, Pacifica Bank and Pacifica Mortgage Company since their respective inception. Mr. Levy has been the owner and President of The Painters Inc., a commercial and industrial painting contractor, since 1982. Mr. Levy holds BS degree in Business Administration and a bachelor's degree in Hotel and Restaurant Management from the University of Denver.

        George J. Pool.    Mr. Pool has been a director of the Company, Pacifica Bank and Pacifica Mortgage Company since their respective inception. He has been the President and owner of Pool Industries, Inc., a distributor of commercial paper and packaging products, since 1976. He holds a bachelor's degree in electronic engineering and a master's degree in business administration from California Polytechnic State University.

        Mark W. Weber.    Mr. Weber has been a director of the Company and Pacifica Bank since their respective inception. He has been the President and owner of Weber Marketing Group, Inc., a marketing and media consulting company, since 1988. Mr. Weber's 15-year marketing career has included positions as the senior marketing officer in the credit union and banking industries. He holds a bachelor's degree from Arizona State University.

Continuing Directors

        The following directors will continue in office for the remainder of their respective terms or until the election and qualification of their respective successors in office.

Class 2 Directors	Term Expires With 2003 Annual Meeting

        Lyle K. Snyder.    Mr. Snyder has been a director of the Company, Pacifica Bank and Pacifica Mortgage Company since their respective inceptions. He has been a business and engineering consultant for the Dura-Bond Bearing Company, a 50-year-old manufacturer of camshaft bearings for the automotive industry, since 1996. Previously, Mr. Snyder was president and owner of Snyder Industries, Inc., a component manufacturer for the automotive after-market and a company which merged with Dura-Bond Bearing Company in 1996. Mr. Snyder holds a BS degree from the University of Washington.

        Fannie Kuei-Fang Tsai.    Mrs. Tsai has been a director of the Company and Pacifica Bank since their respective inceptions. Mrs. Tsai has been the owner and President of Tsai Property Five, Inc., a property development and management company, since 1990. She holds a teaching degree from the Taipei Municipal Teachers' College for Women in Taiwan.

        Edwin R. Young.    Mr. Young has been a director of the Company and Pacifica Bank since their respective inceptions.     Mr. Young is a former President and owner of Worthington Insurance in Bothell from which he retired in 1998. He has been involved in the insurance business since 1957. Mr. Young holds a BA in Business Administration from the University of Washington, and professional degrees of associate in Risk Management (ARM) and chartered property casualty underwriter (CPCU).

Class 3 Directors	Term Expires With 2004 Annual Meeting

        Yi-Heng Lee.    Mr. Lee has been a director of the Company and Pacifica Bank since their respective inceptions. He has been the President and owner of Leeward Inc., a furniture distribution company with offices in Jakarta, Indonesia and in Bellevue, Washington, since 1984. Mr. Lee holds a BA degree from Chung Hai University (Taiwan) in 1976 and an MA degree in Chinese Literature from National Taiwan University in 1979.

        Jeffery C. Low.    Mr. Low has been the Chairman of the Board of Directors, President and Chief Executive Officer of the Company and Pacifica Bank since their respective inceptions. He has over 17 years' experience in the banking industry. More recently, he served as Vice President of Commercial Banking for Enterprise Bank, Bellevue, Washington and its successor Western Bank, a division of Washington Mutual Bank, from 1991 to 1997. Mr. Low holds BA and MBA degrees from the University of Puget Sound.

        Robert E. Peterson.    Mr. Peterson has been a director of the Company, Pacifica Bank and Pacifica Mortgage Company since their respective inceptions. He has been the owner and President of Pacific Constructors International, Inc., since 1987. Mr. Peterson holds a BA degree in Business Administration from the University of Washington.

What committees has the Board established?

        The Board of Directors has established an Executive Committee, a Strategic Planning, Acquisition and Development Committee, an Audit Committee and a Personnel Committee. The Bank also has a Board Loan Committee and Asset/Liability Management & Investment Committee. The Company does not have a standing nominating committee. The Board of Directors identifies and recommends persons to be the nominees for the board of directors at each annual meeting of shareholders, and to fill vacancies on the Board between annual meetings.

        Audit Committee.    The Audit Committee reviews and approves the services of the independent auditors, reviews the plan, scope, and audit results of the internal auditors and the independent auditors, and reviews the reports of bank regulatory authorities. The Audit Committee also has oversight with respect to the Company's financial reporting, including the annual and other reports to the Securities and Exchange Commission and the annual report to the shareholders. Current members of the Audit Committee are: George Pool (Chairman), Fannie Kuei-Fang Tsai, Yi-Heng Lee, and Mark Weber. Each of the Audit Committee members are independent directors. There were three meetings of the Audit Committee during 2001. The Company's Audit Committee has not adopted a written charter.

        Personnel Committee.    The Personnel Committee reviews and recommends remuneration arrangements for senior management and company-wide personnel issues. The Personnel Committee consists of five outside directors (Lyle K. Snyder (Chairman), Yi-Heng Lee, Edwin R. Young, Robert E. Peterson and Fannie Kuei-Fang Tsai). There were seven regular meetings of the Personnel Committee during 2001.

        Executive Committee.    The duties of the Executive Committee is to oversee management of the Company and to exercise, when the Board is not in session, all powers of the Board that lawfully may be delegated. Current members of the Executive Committee are: Jeffery C. Low (Chairman), Lyle K. Snyder, George J. Pool, Mark P. Levy, Robert E. Peterson and two non-voting officers, John D. Huddleston and Paul F. Farris. There were fourteen regular meetings of the Executive Committee during 2001.

        Strategic Planning, Acquisition and Development Committee.    This committee was formed to pursue strategic planning for the Company, review acquisition possibilities and Company expansion, including facilities. Such plans are to be formulated by the Committee and submitted to the Board for appropriate consideration and action. Members of the Committee are: Lyle K. Snyder (Chairman), Jeffery C. Low, George J. Pool, Robert E. Peterson, Mark P. Levy, Fannie K. F. Tsai, Mark W. Weber and two officers John D. Huddleston and Paul F. Farris. There were six regular meetings of the Committee during 2001.

        Board Loan Committee.    The Board Loan Committee examines and takes appropriate action on loans over $1 million, and has authority to exercise all powers of the Board regarding loans that lawfully may be delegated. Current members of the Director's Loan Committee are: Jeffery C. Low (Chairman), Lyle K. Snyder, George J. Pool, Robert E. Peterson and Mark P. Levy. There were thirty-seven regular meetings of the Board Loan Committee during 2001.

        Asset/Liability Management Committee & Investment Committee.    The primary function of this Committees is to review and approve purchases and sales of securities and other investments, to exercise authority regarding investments, and to monitor and manage liquidity risk, capital risk, interest rate risk and economic or market risk of the Company. Members of these Committees are: Jeffery C. Low (Chairman), Robert E. Peterson, George J. Pool and Edwin R. Young and two officers, John D. Huddleston and Paul F. Farris. There were five meetings of these Committee during 2001.

How often did the Board of Directors and its Committees meet during 2001?

        The Board met 11 times during 2001. Each director attended at least 75% of the total number of meetings of the Board and committees on which he or she served.

How are directors compensated?

        Each non-officer director of the Company receives $200 for each board or committee meeting attended. Each non-officer director who is a member of the Board's loan committee also receives $275 for each loan committee meeting attended. Non-officer director fees for attending board meetings and committee meetings totaled $98,900 in 2001.

        In 1998, all non-officer directors were granted a non-qualified stock option to purchase 6,000 shares of Pacifica Bank common stock at an exercise price of $5 per share, vesting ratably over a five-year period beginning November 7, 1998, unless earlier vesting is approved by the Personnel Committee. These options became options to purchase Pacifica Bancorp shares by virtue of the bank holding company reorganization that became effective on January 1, 2001.

EXECUTIVE COMPENSATION

        The following section describes the compensation that the Company pays its Chief Executive Officer and the other executive officers named in the Compensation Table (collectively, the "Named Executives").

Summary Compensation Table

        The following table shows compensation paid or accrued for the last three fiscal years to the Named Executives:

	Annual Compensation					Long-Term Compensation Awards
Name and Principal Position	Year	Salary(1)		Bonus(1)		Securities Underlying Options(#)(2)	All Other Compensation(3)
Jeffery C. Low, President and Chief Executive Officer	2001 2000 1999	$ $ $	136,766 129,805 104,908	$ $	-0- 23,430 100	-0- -0- -0-	$ $ $	11,913 10,618 4,200
John D. Huddleston, Executive Vice President, Chief Financial Officer and Chief Operating Officer	2001 2000 1999	$ $ $	106,208 95,736 79,480	$ $	-0- 14,922 100	-0- -0- -0-	$ $ $	10,500 7,535 3,900

(1)
Represents cash compensation earned.

(2)
Represents total number of incentive stock options granted. Mr. Low and Mr. Huddleston received 75,900 and 52,800 shares of stock options, respectively, prior to 1999.

(3)
Amounts for 1999 represent car allowance offered to officers. Amounts in 2000 and 2001 represent car allowance, the Company's matching contributions under the 401(k) plan and director fees from Pacifica Mortgage Company.

Option Grants

        No stock options were granted to Executive Officers during 2001.

Option Exercises and Year-End Option Values

        The following table summarizes options exercised, and the value of unexercised options held, by the Named Executives at December 31, 2001:

Name	Shares Acquired On Exercise	Value Realized(1)	Number of Securities Underlying Unexercised Options (Exercisable/ Unexercisable)	Value of Unexercised In-the-Money Options (Exercisable/ Unexercisable)(2)
Jeffrey C. Low	4,000	$42,000	50,120/15,180	$250,600/$75,900
John D. Huddleston	-0-	$0	21,120/21,120	$105,600/$105,600

(1)
Fair market value at time when the stock options were exercised was $10.50 per share.

(2)
In accordance with applicable rules of the Securities and Exchange Commission, values are calculated by subtracting the exercise price from the fair market value of the underlying stock. For purposes of this table, fair market value is deemed to be $10, which to the Company's knowledge is the last sale price of the Company's common stock prior to December 31, 2001. This transaction occurred on December 12, 2001.

Employee Stock Option Plan

        See description of option plan and information included under Proposal 2, below.

Other Employee Benefits

        Effective January 1, 1999, Pacifica Bank adopted a defined contribution plan in the form of a 401(k) Plan. Following the holding company reorganization in January 2001, that plan now covers both the Company's and Pacifica Bank's employees. All regular full-time and part-time employees are eligible to participate in the 401(k) Plan. Participation in the 401(k) Plan begins on the first day of the month following the date of hire. Plan participants may contribute up to 15% of their compensation subject to certain limits based on federal tax laws. Pacifica makes matching contributions equal to 100% of an employee's contribution, up to 4% of the employee's compensation. Matching contributions are vested immediately. The Company contributed approximately $92,000 in matching funds to the 401(k) Plan during 2001 and Pacifica Bank contributed matching funds totaling $78,000 in 2000. The Bank made no contribution to the Plan in 1999.

        The Company has established a discretionary bonus plan for the benefit of certain officers and employees. Contributions by the Company are based upon year-end results of operations for the Company and attainment of goals by individuals. In 2000, Pacifica paid approximately $200,000 to officers and employees under this plan. No bonuses were paid in 2001.

        The Company provides a group health plan and a group life insurance plan along with the normal vacation and sick pay benefits.

Employment and Severance Agreements

        The Company does not have employment agreements with any of the Named Executive Officers.

        In June 2001, the Bank entered into a Resignation and Release Agreement with its former Executive Vice President and Chief Lending Officer Lawrence J. Fagan effective June 30, 2001.

Policy With Respect to $1 Million Deduction Limit

        It is not anticipated that the limitations on deductibility, under Internal Revenue Code Section 162(m), of compensation to any one executive that exceeds $1,000,000 in a single year will apply to the Company or its subsidiaries in the foreseeable future. In the event that such limitations would apply, the Personnel Committee will analyze the circumstances presented and act in a manner that, in its judgment, is in the best interests of the Company for the subsequent consideration of its Board of Directors. This may or may not involve actions to preserve deductibility.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Pacifica Bancorp is a reporting company pursuant to Section 12(g) of the Securities Exchange Act of 1934 ("Exchange Act"). Section 16(a) of the Exchange Act requires the Company's directors and executive officers to report their ownership of and transactions in the Company's stock to the Securities and Exchange Commission. The Company believes that all Section 16(a) filing requirements that apply to its directors and executive officers were complied with for the fiscal year ending December 31, 2001. In making this disclosure, the Company has relied solely on written representations of its directors and executive officers and copies of the reports that they have filed with the SEC.

INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS

        During 2001, certain directors and executive officers of the Company, and their associates, were customers of the Bank, and it is anticipated that such individuals will continue to be customers of the

Bank in the future. All such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and, in the opinion of management, did not involve more than the normal risk of collectability or present other unfavorable features. The aggregate outstanding amount of all loans to directors and officers and their associates was approximately $1.1 million as of December 31, 2001.

PROPOSAL 2

INCREASE NUMBER OF AUTHORIZED SHARES UNDER STOCK OPTION PLAN

        In 1998, Pacifica Bank adopted the Bank Employee Stock Option Plan (the "Plan"), and the Bank's shareholders approved the Plan on November 7, 1998. As part of the bank holding company reorganization, the boards of both the Company and the Bank approved the Company's adoption of the Plan as its own, effective as of January 1, 2001. Shareholders ratified the Company's adoption of the Plan at the Annual Shareholders' meeting held on April 24, 2001. The Board has now approved an increase in the number of authorized shares under the Plan by 200,000 shares, to an aggregate total of 1,200,000 shares, subject to shareholder approval.

        The following is a summary of the principal provisions of the Plan, and is subject to and qualified by reference to the Plan and to agreements entered into pursuant to the Plan. A copy of the Plan may be obtained without charge from Paul F. Farris, the Company's corporate secretary.

Summary Description of the Plan

        Plan Purpose.    The Board believes that options are essential (a) to attract and retain the services of key employees, officers and directors who are likely to make significant contributions to the success of the Company and each of its subsidiaries, (b) to encourage ownership of the Company common stock by those persons, and (c) to promote the Company's success by providing both rewards for exceptional performance and long-term incentives for future contributions.

        Eligibility.    Employees, directors (including non-employee directors) and consultants are eligible to participate in the Plan. Only employees are eligible to receive incentive stock options ("ISOs").

        Shares Subject to the Plan.    The Plan currently authorizes the Board to issue up to 1,000,000 shares of the Company common stock upon the exercise of stock options. If the proposal is approved, a total of 1,200,000 shares would be authorized for issuance under the Plan.

        Types of Options.    Options granted under the Plan ("Options") may be either ISOs which are intended to meet all of the requirements of an "incentive stock option" as defined in Section 422 of the Internal Revenue Code, or stock options that do not qualify as ISOs ("NQSOs").

        Term of Options.    Options granted under the Plan have a term of ten years from the grant date, except that (a) the Board of Directors may specify a shorter term in the option agreement, (b) ISOs will not have a term of more than ten years, and (c) ISOs granted to persons who own more than 10% of the total combined voting power of all classes of the Company's stock must have a term of five years or less from the grant date.

        Vesting.    Each Option will be exercisable pursuant to a five-year vesting schedule unless modified or waived by the Board of Directors in the recipient's option agreement.

        Exercise Price.    The Board of Directors determines the exercise price for all Options, except that (1) the exercise price for ISOs may not be less than the fair market value of the Company's common stock on the date of grant, and (b) ISOs granted to persons who own more than 10% of the total combined voting power of all classes of the Company's stock must have an exercise price of at least 110% of the fair market value of the Company's common stock.

        Payment of Exercise Price.    Upon exercise of an option, the recipient must pay the exercise price in cash unless a different form of payment, such as delivery of other Company shares, is determined to be acceptable to the Board of Directors.

        Expiration.    All unvested Options will expire immediately upon termination of the recipient's employment, voluntarily or involuntarily. Vested options are exercisable for up to three months after termination unless the recipient is terminated for "Cause", as defined in the Plan, in which case they expire immediately upon the recipient's termination. All Options are exercisable for up to one year after a recipient's termination as a result of disability or death.

        Amendment of Options.    The Board of Directors may amend the terms and conditions of outstanding options if those amendments do not terminate the Option or otherwise adversely affect the recipients without the recipients' consent.

        Transferability.    Options are not assignable or otherwise transferable other than by will or the laws of descent and distribution and, during a recipient's lifetime, may be exercised only by the recipient.

        Administration.    The Plan is administered by the Company's Board of Directors, which determines the persons to whom awards will be made under the Plan, when awards will be granted, the amount of the awards, and other terms and conditions of the awards. The Board of Directors may also waive or modify any restriction with respect to an award.

        Term of Plan.    The Plan has a term of ten years from the date the Plan was originally approved by the Pacifica Bank Board of Directors.

        Amendment and Termination of the Plan.    The Board of Directors may at any time suspend, amend or terminate this Plan, provided that the approval of the shareholders is necessary within 12 months before or after the adoption by the Board of any amendment which will: (1) increase the number of shares reserved for the issuance of Options under this Plan, (2) permit the granting of options to a class of persons other than those presently permitted to receive options under this Plan or (3) require shareholder approval under applicable law, including Section 16(b) of the Exchange Act.

        Adjustment of Shares.    The number of shares reserved for issuance under the Plan, the number of issued but not exercised Options, and the exercise price of those Options, will be adjusted if there is any change in the Company's common stock due to consolidation, stock dividends, stock splits, or any other increase or decrease in the number of the Company shares.

        Change in Control.    A change of control in the Company will not cause unvested options to vest unless the Board of Directors determines otherwise.

Federal Income Tax Consequences

        The federal income tax consequences to the Company and to any person granted an Option under the Plan are complex and subject to change. Grantees should refer to the disclosure provided in connection with the award of a stock option, and should confer with their financial and tax advisors on this issue. Shareholders wishing to obtain further information about the tax consequences of the Plan to the Company should consult the disclosures provided in connection with the original shareholder approval of the Plan.

Options Granted

        At December 31, 2001, options to purchase 900,888 shares of common stock were outstanding at exercise prices ranging from $5 to $11 per share and options to purchase 87,160 shares had been exercised. At December 31, 2001, there were 11,952 shares available for grant under the Plan.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE "FOR" INCREASE IN THE NUMBER OF AUTHORIZED SHARES UNDER THE PLAN

INDEPENDENT PUBLIC ACCOUNTANTS

        The firm of Moss Adams LLP performed the audit of the Company's financial statements for the year ended December 31, 2001. The Company's Board has selected Moss Adams to be the Company's independent accountants for fiscal year 2002. Shareholders are not required to take action on this selection. A representative of Moss Adams is expected to be present at the Annual Meeting to make a statement, if desired, and to be available to respond to appropriate questions.

Fees Billed By Moss Adams During 2001

        Audit Fees.    The audit fees that Moss Adams billed the Company for its audit services, including review of the Company's annual financial statements and those financial statements included in the Company's quarterly reports on Form 10-QSB, totaled $58,500.

        Financial Information Systems Design and Implementation Fees.    There were no fees billed by Moss Adams LLP to the Company for financial information systems design and implementation fees for the year ended December 31, 2001.

        All Other Fees.    Other fees that Moss Adams billed the Company for all other non-audit services rendered to the Company, including tax related services and other consulting services, totaled $28,200.

Auditor Independence

        The Audit Committee has determined that the provision of services rendered above under "All Other Fees", is compatible with maintaining Moss Adams LLP's independence.

AUDIT COMMITTEE REPORT

        The Audit Committee of the Board of Directors makes the following report, which, notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Exchange Act of 1934, shall not be incorporated by reference into any such filings and shall not otherwise be deemed to be proxy soliciting materials or to be filed under such Acts.

        In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's financial statements were prepared in accordance with generally accepted accounting principles and the Audit Committee has reviewed and discussed the financial statements with management and the independent accountants.

        The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) as amended, by the Auditing Standards Board of the American Institution of Certified Public Accountants. The Audit Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations and the overall quality of the Company's financial reporting.

        The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented, by the Independence Standards Board, and has discussed with representatives of Moss Adams LLP that firm's independence.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2001 be included in the Company's Annual Report on Form 10-KSB for that fiscal year, for filing with the Securities and Exchange Commission.

George J. Pool (Chairman)
Yi-Heng Lee
Fannie Kuei-Fang Tsai
Mark W. Weber

ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-KSB

        The Company's Annual Report to Shareholders and Form 10-KSB, including financial statements for the year ended December 31, 2001, is being mailed to the Company's shareholders with this Proxy Statement. Exhibits to the Form 10-KSB will also be furnished to shareholders upon request and payment of a fee covering our reasonable expenses to:

Mr. Paul F. Farris
Corporate Secretary
10900 N.E. Fourth Street, Suite 1910
Bellevue, Washington 98004

        We urge you to sign and return your proxy form as promptly as possible, whether or not you plan to attend the Annual Meeting in person. If you do attend the meeting, you may withdraw your proxy. The proxy may be revoked at any time prior to its exercise.

PACIFICA BANCORP, INC.

PROXY
ANNUAL MEETING, MAY 28, 2002

PLEASE SIGN AND RETURN IMMEDIATELY
This Proxy is Solicited on Behalf of the Board of Directors

        I, the undersigned shareholder of PACIFICA BANCORP, INC., Bellevue, Washington (the 'Company'), hereby appoint Jeffery C. Low, Emily Yeh and Katty Chow, each with full power to act alone, with full power of substitution, to vote as my proxy all of the common stock of the Company held in my name as of March 22, 2002, at the annual shareholders meeting to be held on May 28, 2002 or any adjournment of such meeting.

1.	ELECTION OF CLASS 1 DIRECTORS:
FOR all nominees listed below ☐ (except as marked to the contrary)	WITHHOLD AUTHORITY TO VOTE ☐ for all nominees listed below

        (Instructions: To withhold authority to vote for any individual nominee, strike a line through the nominee's name listed above.)below.)

Mark P. Levy	George J. Pool	Mark W. Weber

2.    INCREASE BY 200,000 THE NUMBER OF AUTHORIZED SHARES FOR PACIFICA'S EMPLOYEE STOCK OPTION PLAN.

FOR ☐	AGAINST ☐	ABSTENTION ☐

3.    TRANSACTION OF ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

UNLESS SPECIFIED ABOVE, THIS PROXY WILL BE VOTED 'FOR' THE DIRECTOR NOMINEES LISTED ABOVE AND 'FOR' INCREASE IN THE NUMBER OF AUTHORIZED SHARES FOR THE STOCK OPTION PLAN, UNLESS A CONTRARY DIRECTION IS GIVEN. THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO SUCH OTHER MATTERS THAT MAY COME BEFORE THIS MEETING.

(Continued on reverse side)

        Management knows of no other matters that may properly be, or which are likely to be, brought before the meeting. However, if any other matters are properly presented at the meeting, this Proxy will be voted in accordance with the recommendations of management.

        The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders for the May 28, 2002 meeting, and the accompanying documents forwarded therewith, and ratifies all lawful action taken by the above-named attorneys and proxies.

, 2002
Date
Signature of Shareholder	Signature of Shareholder
Print Name of Shareholder	Print Name of Shareholder

WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. ALL JOINT OWNERS MUST SIGN. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

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PACIFICA BANCORP, INC. 10900 N.E. Fourth Street, Suite 200 Bellevue, Washington 98004
PACIFICA BANCORP, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 28, 2002
TABLE OF CONTENTS
PACIFICA BANCORP, INC. 10900 N.E. Fourth Street, Suite 200 Bellevue, Washington 98004
PROXY STATEMENT
PROPOSAL 1 ELECTION OF DIRECTORS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS
PROPOSAL 2 INCREASE NUMBER OF AUTHORIZED SHARES UNDER STOCK OPTION PLAN
AUDIT COMMITTEE REPORT
ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-KSB